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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported) January 29, 1998

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

1080 Marina Village Parkway, Alameda, California             94501
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 749-8500



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Item 5.  Other Events.

         On January 29, 1998 TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 20.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Arthur H. Wilder
    -----------------
Arthur H. Wilder
Vice President, Finance and Administration,
and Chief Financial Officer

Date: January 29, 1998

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                            INDEX TO EXHIBITS

20.  Press Release, dated January 29, 1998

                   TCSI Corporation Reports 1997 Results

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                   TCSI CORPORATION REPORTS 1997 RESULTS

ALAMEDA, California - January 29, 1998 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, reported today fourth quarter revenues for 1997 were $10.5 million, of which $10.4 million was telecom revenue, an improvement from telecom revenues of $9.4 million in the fourth quarter of 1996. This represents the Company's fourth consecutive quarter of telecom revenue growth. The Company also reported a fourth quarter 1997 net loss of approximately $0.6 million and a loss per share of $0.03. Net income and earnings per share for the fourth quarter of 1996 were $1.4 million and $0.07, respectively. Results for 1996 include the gains associated with the licensing of the Company's wireless business to Atmel, a one-time event in the fourth quarter of 1996 that added $0.24 to earnings per share on a diluted basis.

For  the  year  ended December 31, 1997, the Company reported  revenues  of
$39.6 million, of which $39.0 million was telecom revenues, compared to telecom revenues of $42.9 million a year ago. The net loss for 1997 was $2.6 million, or a loss per share of $0.12 versus net income of $0.3 million and earnings per share of $0.01 in 1996.

"During the fourth quarter of 1997, we strengthened our partnership with NEC by opening a joint development facility. We also maintained our long-term relationships with service providers in Asia such as NTT, IDC and Korea Telecom. In the European region, Italtel continued to be our largest customer. In The Americas, we continued working with companies such as Lucent, Hughes Network, NEC America, and Motorola. In addition, AT&T became a new customer during the quarter," said Ram Banin, president and chief executive officer of TCSI.

"Today, we see a full spectrum of buying patterns among equipment vendors and telecom service providers. Large equipment vendors worldwide are placing high value on achieving improved margins and market differentiation through higher proprietary software content. These customers are attracted to TCSI's middleware platform and mentoring services. Many incumbent and most emerging carriers are seeking lower cost of ownership and reduced investment risk by integrating "off-the-shelf" applications. These carriers are attracted to TCSI's component-based applications and our integration services to achieve their business objectives. The bottom line is that it is ultimately up to the customer to determine their objectives. TCSI's modular approach offers our telecom customers tools to make such decisions possible," added Banin.

About TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A pioneer in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.





                Unaudited Summary of Statement Operations Information
                    (In thousands, except for per share amounts)

                             Three months ended            Year ended
                                 December 31,             December 31,
                             ----------------------    ------------------
                                1997        1996         1997      1996
                             ---------    ---------    --------  --------
Revenues:
  Services                   $  7,873     $  8,353     $ 33,970  $ 42,733
  Software licensing fees       2,610        1,726        5,608    10,230
                             --------     --------     --------  --------
Total services and
   licensing fees              10,483       10,079       39,578    52,963
  Equipment                        --           --           --     7,270
                             --------      --------    --------  --------
Total revenues*                10,483       10,079       39,578    60,233

Costs, expenses, and special
   items:
  Services                      5,172        7,155       21,071    28,773
  Equipment                        --           --           --     6,810
  Product development           1,711        2,073        5,932     6,642
  Selling, general, and
   administrative               5,402        7,835       18,563    25,010
  Non-recurring special items      --       (7,921)       1,088    (4,587)
                               -------     --------      -------   -------
Income (loss) from operations  (1,802)         937       (7,076)   (2,415)
Gain on sale of investment
   in common stock                 --          585           --       585
Interest income                   818          611        3,104     2,276
                               -------     --------      -------   -------
Income (loss) before
   income taxes                  (984)       2,133       (3,972)      446
Provision for (benefit from)
   income taxes                  (335)         692       (1,350)      152
                               -------     --------      -------   -------
Net income (loss)              $ (649)    $  1,441    $  (2,622) $    294
                               =======    =========    ========= =========
Earnings (loss) per share
   (EPS)-Basic                 $(0.03)    $   0.07     $  (0.12)  $  0.01
                               =======    =========    ========= =========
Shares used in calculation
   of EPS-Basic                22,015       21,198       21,638    20,515
                               =======    =========    ========= =========
Earnings (loss) per share
   (EPS)-Diluted               $(0.03)    $   0.07     $  (0.12)  $  0.01
                               =======    =========    ========= =========
Shares used in calculation
   Of EPS-Diluted              22,015       21,736       21,638    21,542
                               =======    =========    ========= =========

* Revenues for the three and twelve months ended December 31, 1996, include $0.7 million and $17.3 million, respectively, from non-telecom business units which have been discontinued.


                     Unaudited Summary Balance Sheet Information
                                   (In thousands)


                                                   December 31,
                                          -----------------------------
                                              1997            1996
                                          ------------     ------------
Assets
Cash, cash equivalents, and investments    $  55,467        $  52,607
Receivables                                   11,803           13,480
Other receivables                                682            2,042
Deferred income taxes                          4,461            7,178
Leasehold improvements, equipment,
   and furniture                              10,165            9,234
Other assets                                   1,653            3,592
                                           ----------       ----------
Total assets                               $  84,231        $  88,133
                                           ==========       ==========


Liabilities and Shareholders' Equity
Accounts payable and other accruals        $   2,410        $   7,263
Accrued compensation and related costs         2,880            4,705
Deferred revenue                               3,640              958
Income taxes                                   1,153            1,597
                                           ----------       ----------
Total liabilities                             10,083           14,523
Shareholders' equity                          74,148           73,610
                                           ----------       ----------
Total liabilities and shareholders' equity $  84,231        $  88,133
                                           ==========       ==========


This  financial  information should also be read in  conjunction  with  the
Company's  Form  10-K  to  be  filed  with  the  Securities  and   Exchange
Commission.

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